EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 to be filed with the Securities and Exchange Commission on June 16, 2004 and Form S-8 No. 333-35245 and No. 333-55838) pertaining to the Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 25, 2004, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

Houston, Texas
June 10, 2004